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Juniper Networks, Inc.

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Email sent to Wells Fargo on May 11, 2010:
Trevor and Mike,
Thank you again for your time this morning. We very much appreciate the opportunity to discuss our request to add an additional 30 million shares to our equity comp plan with you.
As was discussed in the call, Juniper’s new management team is committed to maintain an approximate 3% dilution rate as part of the new compensation programs put into place last year. I have attached a slide detailing those principles, but below is a summary
JUNIPER’S COMPENSATION PROGRAMS ARE BASED ON RESPONSIBLE GUIDING PRINCIPLES
1. Enhance Accountability
2. Manage to Balanced Results
3. Reward High Performance
4. Attract & Retain Talent
5. Align with Shareholder Interests
Below is a recap of some of the key numbers related to the plan.
As of March 22, 2010, as disclosed in the Juniper proxy: Total shares subject to outstanding equity awards: 79,616,855
Shares available for grant under 2006 Equity Incentive Plan: 2,243,056
Total shares outstanding+available: 81,859,911
Common shares outstanding as of March 15, 2010 record date: 523,570,721.
Current dilution is impacted by large amount of vested shares not yet exercised and primarily in the money.
Shares subject to options priced above $28.30 as disclosed in 2009 10-K: approx. 5,408,000 shares
Aggregate shares repurchased since beginning of 2006: approx. 125,300,000 shares
As noted on the call, there are approximately 2.2 million shares remaining in our current plan as of March 22, as filed in our most recent 10Q. Clearly, our ability to issue new shares as we go forward is at risk.
Again, thank you for your consideration. Please let us know if you need further clarification.
As a management team, we are committed to recruiting and retaining world-class talent to drive the future growth of our company. We are also deeply committed to ensuring we exercise discipline and are mindful of the dilutive impact of these programs.
On behalf of the Juniper management team,
Lisa Hartman
Investor Relations Manager

JUNIPER'S COMPENSATION PROGRAMS ARE BASED ON RESPONSIBLE GUIDING PRINCIPLES

Principle	Strategy
1. Enhance Accountability	• Executive compensation linked to a clear set of business objectives
2. Manage to Balanced Results	• Compensation strategy that drives balanced results between the following: • Short-and long-term objectives • Individual and team performance • Financial and non-financial objectives • Customer satisfaction and growth
3. Reward High Performance	• Upside potential in the incentive plans for superior performance with downside risk for underperformance
4. Attract & Retain Talent	• Market-competitive programs with flexibility to be aggressive for mission-critical talent retention and acquisition
5. Align with Shareholder Interests	• Programs that are transparent, easily understood and meet fiduciary commitments to shareholders

Equity-based compensation is a key element of our rewards program that supports the above principles

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